                                                                      Exhibit 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                           State or Other
                                                          Jurisdiction of
  Name of Company                                          Incorporation
---------------------------------------                   ---------------
Pall Aeropower Corporation                                  Delaware
Pall Biomedical, Inc.                                       Delaware
Pall International Corporation                              Delaware
Pall Puerto Rico, Inc.                                      Delaware

Russell Associates Inc.                                     Delaware
Pall Filtron Corporation                                    Massachusetts
Pall (Canada) Limited                                       Canada
Pall Europe Lmiited                                         England

Pall Deutschland GmbH Holding                               Germany
Pall GmbH (a)                                               Germany
Pall Filtron GmbH (d)                                       Germany
Pall Italia S.R.L.                                          Italy

Institut de Formation a la Filtration
   Pall (c)                                                 France
Pall Biomedical France (b)                                  France
Pall Filtron SARL (d)                                       France
Pall France S.A.                                            France

Pall (Schweiz) A.G.                                         Switzerland
Pall Austria Filter Ges.m.b.H.                              Austria
Pall Espana S.A.                                            Spain
Pall Filtron AB(d)                                          Sweden

Pall Filtron Technology B.V. (d)                            The Netherlands
Pall Poland Limited (a)                                     Poland
Nihon Pall Ltd.                                             Japan
Pall Filtration Pte. Ltd.                                   Singapore

Pall Korea Limited                                          South Korea
Pall Filter (Beijing) Co., Ltd.                             China
Pall Asia International Ltd.                                Hong Kong
Pall Export Sales Corp., Limited (c)                        Jamaica

   (a) 100% owned by Pall Deutschland GmbH Holding.
   (b) 100% owned by Pall France S.A.
   (c) 100% owned by Pall International Corporation.
   (d) 100% owned by Pall Filtron Corporation.

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1995, 1994 and 1993, or, in the case of corporations organized since August 2, 1992, from the date of incorporation. The list does not include inactive subsidiaries.